Exhibit 99.1

Yunhong International Announces Receipt of Notice from Nasdaq Regarding Late Filing of Annual Report on Form 10-K

New York, October 25, 2021 (GLOBE NEWSWIRE) – Yunhong International (NASDAQ: ZGYH) (the “Company”) today announced that it has received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) as a result of its failure to file its Annual Report on Form 10-K for the year ended June 30, 2021 (the "Form 10-K") in a timely fashion. The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the "SEC") on September 28, 2021, the Company was unable to file its Form 10-K within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on October 13, 2021.

Under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice (October 19, 2021), or until December 20, 2021, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company's plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K (September 28, 2021), or until April 11, 2022, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company's plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

About Yunhong International.

Yunhong International, a Cayman Islands exempted company, is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Although it is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company believes it is particularly well-positioned to capitalize on growing opportunities created by consumer/lifestyle businesses that have their primary operations in Asia.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Patrick Orlando

Yunhong international

19/f decheng center 124 zhongbei road

Wuhan-hubei f4 430000

M: +1 (305) 924-1513